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                                                                   Exhibit 10.49



                              ILEX ONCOLOGY, INC.
                        1996 NON-EMPLOYEE DIRECTOR PLAN

                             STOCK OPTION AGREEMENT


       Under the terms and conditions of the ILEX Oncology, Inc. 1996 Non-Employee Director Plan (the "Plan"), a copy of which is attached hereto and incorporated in this Agreement by reference, ILEX Oncology, Inc. (the "Company") grants to _________________ (the "Optionee") the option to purchase 30,000 shares of the Company's Common Stock, $.01 par value, at the price of $_____ per share, subject to adjustment as provided in the Plan (the "Option").

       This Option shall be for a term commencing on this date and ending ten years from the date of grant (such date being indicated below), unless this Option is terminated earlier by reason of the Optionee's ceasing to be a director as provided in the Plan.

       The Option shall be exercisable at the rate and in the following manner:

       (a) Beginning on the last day of the calendar month following the calendar month of the date of grant, an Option may be exercised for up to one-forty-eighth of the shares subject to the Option;

       (b) On the last day of each succeeding calendar month, the Option may be exercised for up to an additional one-forty-eighth of the shares subject to the Option, so that after the expiration of the last day of the forty-eighth calendar month following the calendar month of grant, the Option shall be exercisable in full; and

       (c) To the extent not exercised, installments shall be cumulative and may be exercised in whole or in part until the Option expires on the tenth anniversary of the date of grant.

       This Option may be exercised as set forth above, unless exercise within six months of this date of grant would violate securities laws, in which case the Option may not be exercised until such time as it may be exercised legally.

       This Option is a non-qualified stock option which is not intended to be governed by Section 422 of the Internal Revenue Code of 1986, as amended.

       The Optionee in accepting this Option accepts and agrees to be bound by all the terms and conditions of this Agreement and of the Plan.
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       Granted the _____ day of _________________, 1996.



                                         ILEX ONCOLOGY, INC.



                                         By:
                                            ------------------------------------


ACCEPTED this _____ day of ___________, 1996.




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          Optionee